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                                                                   EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Grey Wolf, Inc.:

We consent to the incorporation by reference in the Registration Statements Nos. 33-34590, 33-75338, 333-19027, 333-65049, 333-41334, and 333-90888 on Form S-8
of Grey Wolf, Inc. and Registration Statements Nos. 333-14783, 333-06077, 333-26519, 333-20423, 333-36593, 333-39683, 333-86949, 333-40874, and 333-106997
on Form S-3 of Grey Wolf, Inc. of our report dated January 30, 2004, with respect to the consolidated balance sheets of Grey Wolf, Inc. and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of Grey Wolf, Inc.

/s/ KPMG LLP


Houston, Texas
February 13, 2003